UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 6, 2019

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Ste. 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	501-205-8508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On June 6, 2019, Inuvo, Inc. (“Inuvo”), together with certain of its wholly-owned subsidiaries as co-borrowers, entered into the Business Financing Modification Agreement, the Third Amendment (the “Third Amendment”) to the Amended and Restated Business Financing Agreement dated October 11, 2018, as amended with Western Alliance Bank (the “Original Agreement”). The Third Amendment provides that with respect to the eligible unbilled receivable sublimit of $2,500,000, which expired May 31, 2019 under the Original Agreement, that: (i) lender has no obligation to finance unbilled receivables but may do so in its discretion; and (ii) lender may terminate financing of unbilled receivables upon written notice. The Third Amendment also imposed an amendment fee of $2,000 on Inuvo.
The foregoing description of the terms and conditions of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is filed as Exhibit 10.1 to this report.
ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)
Exhibits.

Exhibit No.	Description

10.1	Business Financing Modification Agreement, the Third Amendment to Amended and Restated Business Financing Agreement with Western Alliance Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: June 12, 2019	By:	/s/ Wallace D. Ruiz
Wallace D. Ruiz, Chief Financial Officer

Index of Exhibits

Exhibit No.	Description

10.1	Business Financing Modification Agreement, the Third Amendment to Amended and Restated Business Financing Agreement with Western Alliance Bank